Exhibit 24


[DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-38070, 33-38038, 33-38037, 33-46966, 33-77086 and 333-80209 on Form S-8 and
Registration Statement Nos. 33-89030 and 333-71287 on Form S-3 of The Chalone Wine Group, Ltd., of our report dated May 14, 1999 (June 15, 1999 as to Note P) appearing in the Annual Report on Form 10-K of The Chalone Wine Group, Ltd. for the year ended March 31, 1999.


San Francisco, California
June 28, 1999